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                                                                    EXHIBIT 10.4
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                            ASSET EXCHANGE AGREEMENT

                                  BY AND AMONG

                      PAXSON SALT LAKE CITY LICENSE, INC.,

                PAXSON COMMUNICATIONS OF SALT LAKE CITY-30, INC.

                                       AND

                 ROBERTS BROADCASTING OF SALT LAKE CITY, L.L.C.



                                      X X X


                                 APRIL 20, 1998


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

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
                                  ARTICLE 1
                                 DEFINITIONS
1.1      Definitions.................................................................1

                                  ARTICLE 2
                      EXCHANGE AND ASSIGNMENT OF ASSETS
2.1      The Exchange................................................................7
2.2      Assumption of Obligations and Liabilities...................................8
2.3      Prorations and Adjustments.................................................10

                                  ARTICLE 3
                                 THE CLOSING
3.1      Time and Place of Closing..................................................11
3.2      Deliveries by Paxson.......................................................12
3.3      Deliveries by Roberts......................................................12

                                  ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF ROBERTS
4.1      Organization...............................................................13
4.2      Authority Relative to this Agreement.......................................13
4.3      Noncontravention; Consents and Approvals...................................13
4.4      Litigation.................................................................14
4.5      Taxes......................................................................14
4.6      Transmission Equipment.....................................................14
4.7      Compliance with Laws.......................................................15
4.8      FCC Licenses...............................................................15
4.9      Brokers and Finders........................................................16
4.10     Insurance..................................................................16
4.11     Employee Benefit Liabilities...............................................16
4.12     Contracts..................................................................16
4.13     Disclosure.................................................................16

                                  ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF PAXSON
5.1      Organization...............................................................17
5.2      Authority Relative to this Agreement.......................................17
5.3      Noncontravention; Consents and Approvals...................................17
5.4      Litigation.................................................................18
5.5      Taxes......................................................................18
5.6      Transmitter Equipment......................................................18



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                                   - ii -





5.7      Compliance with Laws.......................................................18
5.8      FCC Licenses...............................................................19
5.9      Brokers and Finders........................................................19
5.10     Insurance..................................................................19
5.11     Employee Benefit Liabilities...............................................19
5.12     Contracts..................................................................20
5.13     Disclosure.................................................................20

                                  ARTICLE 6
                           COVENANTS OF THE PARTIES
6.1      Conduct of Business........................................................20
6.2      Access to Information......................................................22
6.3      FCC Consent................................................................22
6.4      Control of the Stations....................................................23
6.5      Consummation of Agreement..................................................23
6.6      Public Announcements.......................................................23
6.7      Access to Books and Records................................................24
6.8      Confidentiality............................................................24
6.9      Insurance..................................................................24
6.10     Risk of Loss...............................................................24
6.11     HSR Act Filing.............................................................25
6.12     Sales Tax Filings..........................................................26
6.14     Roberts Environmental Audits...............................................26
6.15     Paxson Environmental Audits................................................26
6.16     Relocation.................................................................27
6.17     Call Signs.................................................................27
6.18     KUPX Tower Lease...........................................................27

                                  ARTICLE 7


                   CONDITIONS TO THE OBLIGATIONS OF ROBERTS
7.1      Representations and Warranties.............................................28
7.2      Covenants..................................................................28
7.3      Certain Proceedings........................................................28
7.4      Opinion of Counsel.........................................................28
7.5      Document Delivery..........................................................28
7.6      No Material Adverse Change.................................................29
7.7      Consents...................................................................29
7.8      KUPX FCC Consent...........................................................29

7.9      KUWB FCC Consent...........................................................29
7.12     Relocation.................................................................30
7.13     Retention of Digital Frequency.............................................30
7.14     KUPX Sublease .............................................................30

                                  ARTICLE 8
                   CONDITIONS TO THE OBLIGATIONS OF PAXSON
8.1      Representations and Warranties.............................................30
8.2      Covenants..................................................................30
8.3      Certain Proceedings........................................................30
8.4      Opinion of Counsel.........................................................31
8.5      Document Delivery..........................................................31
8.6      No Material Adverse Change.................................................31
8.7      Consents...................................................................31
8.8      KUWB FCC Consent...........................................................31
8.9      KUPX FCC Consent...........................................................32
8.12     Relocation.................................................................32
8.13     Retention of Digital Frequency.............................................32
8.14     KUWB Transmitter Lease.....................................................32
8.15     KUPX Sublease..............................................................32

                                  ARTICLE 9
                               INDEMNIFICATION
9.1      Survival...................................................................32
9.2      Indemnification............................................................33
9.3      Notice of Claims...........................................................34
9.4      Defense of Third Party Claims..............................................34
9.5      Exclusive Remedy...........................................................34

                                  ARTICLE 10
                           MISCELLANEOUS PROVISIONS
10.1     Termination................................................................35
10.2     Expenses...................................................................36
10.3     Amendment and Modification.................................................37
10.4     Waiver of Compliance; Consents.............................................37
10.5     Notices....................................................................37
10.6     Assignment.................................................................38
10.7     Governing Law..............................................................38
10.8     Counterparts...............................................................38
10.9     Interpretation.............................................................39



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                                     - iv -


10.10    Entire Agreement...........................................................39
10.11    Severability...............................................................39
10.12    Further Assurance..........................................................39

                             Schedules and Exhibits


Schedule 4.3          KUWB Consents
Schedule 4.4          KUWB Litigation
Schedule 4.5          KUWB Taxes
Schedule 4.6          KUWB Transmission Equipment
Schedule 4.8          KUWB Licenses
Schedule 4.10         KUWB Insurance
Schedule 5.3          KUPX Consents
Schedule 5.4          KUPX Litigation
Schedule 5.5          KUPX Taxes
Schedule 5.6          KUPX Transmission Equipment
Schedule 5.8          KUPX Licenses
Schedule 5.10         KUPX Insurance
Schedule 6.1(a)       KUWB Liens
Schedule 6.1(b)       KUPX Liens
Schedule 7.4          Opinion of Paxson's Counsel
Schedule 8.4          Opinion of Roberts's Counsel

Exhibit A             KUPX Time Brokerage Agreement
Exhibit B             KUWB Time Brokerage Agreement

                            ASSET EXCHANGE AGREEMENT

        THIS ASSET EXCHANGE AGREEMENT (this "Agreement") is entered into as of this ____ day of April, 1998, by and among PAXSON COMMUNICATIONS OF SALT LAKE CITY-30, INC., a Florida corporation ("Paxson-30"), PAXSON SALT LAKE CITY LICENSE, INC., a Florida corporation ("Paxson License" and collectively with Paxson-30, "Paxson"), and ROBERTS BROADCASTING OF SALT LAKE CITY, L.L.C., a Delaware limited liability company ("Roberts").

                                    RECITALS

        A. Paxson owns and operates and is the licensee of television station KUPX, Ogden, Utah ("KUPX").

        B. Roberts owns and operates and is the licensee of television station KUWB, Provo, Utah ("KUWB").

        C. On the terms, and subject to the conditions set forth herein, Paxson desires to transfer to Roberts certain assets of KUPX in exchange for certain assets of KUWB, and Roberts desires to transfer to Paxson certain assets of KUWB in exchange for certain assets of KUPX.

                                   AGREEMENTS

        In consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1
                                   DEFINITIONS

        1.1 Definitions.

        "ACME" means ACME Television of Utah, LLC, a Delaware limited liability company.

        "Adjustment Time" means 12:01 a.m., local time, on the Closing Date.

        "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

        "Agreement" has the meaning specified in the Preamble.

        "Assets" means the KUPX Assets in the case of Assets owned or held by Paxson and the KUWB Assets in the case of Assets owned or held by Roberts.

        "Assumed KUPX Liabilities" has the meaning specified in Section 2.2(a).

        "Assumed KUWB Liabilities" has the meaning specified in Section 2.2(c).

        "Claims" means any and all debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties, together with all Legal Actions, pending or threatened, claims and judgments of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including without limitation reasonable attorneys' and other legal fees, costs and expenses) relating to any of the foregoing.

        "Closing" has the meaning specified in Section 3.1.

        "Closing Date" has the meaning specified in Section 3.1.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "DOJ" means the Antitrust Division of the United States Department of Justice.

        "Encumbrance" means any claim, liability, security interest, mortgage, lien, pledge, condition, charge or encumbrance of any nature whatsoever.

        "ERISA" has the meaning specified in Section 4.11.

        "Excluded KUPX Assets" has the meaning specified in Section 2.1(b).

        "Excluded KUWB Assets" has the meaning specified in Section 2.1(c).

        "FCC" means the Federal Communications Commission.

        "FCC Consent" means actions by the FCC granting both the KUWB FCC Consent and the KUPX FCC Consent.

        "Final Order" means an action or order by the FCC (a) that has not been reversed, stayed, enjoined, set aside, annulled or suspended, and (b) with respect to which (i) no requests have been filed for administrative or judicial review, reconsideration, appeal or stay and the FCC has not initiated a review of such action or order on its own motion and the periods provided by statute or FCC regulations for filing any such requests and for the FCC to set aside the action on its own motion have expired, or (ii) in the event of review, reconsideration or appeal, the period provided by statute or FCC regulations for further review, reconsideration or appeal has expired.

        "Final Report" has the meaning specified in Section 2.3(d).

        "FTC" means the United States Federal Trade Commission.

        "Governmental Authority" means (i) the United States of America, (ii) any state or commonwealth of the United States of America and any political subdivision thereof (including counties, municipalities and the like) or (iii) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Indemnified Party" has the meaning specified in Section 9.2.

        "Indemnifying Party" has the meaning specified in Section 9.2.

        "Indemnity Period" has the meaning specified in Section 9.1.

        "KUPX" has the meaning specified in the Recitals.

        "KUPX Assets" has the meaning specified in Section 2.1(b).

        "KUPX FCC Consent" means action by the FCC granting its consent to the assignment of the KUPX FCC Licenses to Roberts.

        "KUPX FCC Licenses" means all licenses, permits and authorizations issued by the FCC to Paxson for KUPX, except that any frequency allocations issued by the FCC with



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                                      - 4 -


respect to the transmission of advanced television, high definition or digital broadcasts shall be excluded from the definition of KUPX FCC Licenses.

        "KUPX Intangibles" means (i) all proprietary information, technical information and data, machinery and equipment warranties relating to the KUPX Assets, (ii) all books and records in the possession of Paxson relating to the KUPX Assets (other than corporate and accounting records), (iii) all choses in action relating to the KUPX Assets, (iv) all records, logs and other information in the possession of Paxson that Paxson is required to maintain under the rules and policies of the FCC with respect to KUPX, and (v) all filings by Paxson with the FCC with respect to KUPX, together with any additions thereto between the date of this Agreement and the Closing Date, except that the definition of KUPX Intangibles shall not include the call letters "KUPX".

        "KUPX Licenses" means all licenses, permits and other authorizations issued by any Governmental Authority, including, without limitation, the FCC and the Federal Aviation Administration, to Paxson in connection with the conduct of the business or operations of KUPX, together with any additions thereto between the date of this Agreement and the Closing Date, except that any frequency allocations issued by the FCC with respect to the transmission of advanced television, high definition or digital broadcasts shall be excluded from the definition of KUPX Licenses.

        "KUPX Time Brokerage Agreement" means the Time Brokerage Agreement of even date herewith between Paxson and ACME attached hereto as Exhibit A.

        "KUPX Transmission Equipment" means all equipment, spare parts and other tangible personal property that are set forth on Schedule 5.6 hereof.

        "KUPX Transmitter Lease" means the Transmitter Site Sublease Agreement, dated June 27, 1997, by and between Skaggs Companies, Inc. and Paxson-30.

        "KUWB" has the meaning specified in the Recitals.

        "KUWB Assets" has the meaning specified in Section 2.1(c).

        "KUWB FCC Consent" means action by the FCC granting its consent to the assignment of the KUWB FCC Licenses to Paxson.

        "KUWB FCC Licenses" means those licenses, permits and authorizations issued by the FCC to Roberts for KUWB, except that any frequency allocations issued by the FCC with respect to the transmission of advanced television, high definition or digital broadcasts shall be excluded from the definition of KUWB FCC Licenses.

        "KUWB Intangibles" means (i) all proprietary information, technical information and data, machinery and equipment warranties relating to the KUWB Assets, (ii) all books and records in the possession of Roberts relating to the KUWB Assets (other than corporate and accounting records), (iii) all choses in action relating to the KUWB Assets, (iv) all records, logs and other information in the possession of Roberts that Roberts is required to maintain under the rules and policies of the FCC with respect to KUWB, and (v) all filings by Roberts with the FCC with respect to KUWB, together with any additions thereto between the date of this Agreement and the Closing Date, except that the definition of KUWB Intangibles shall not include the call letters "KUWB".

        "KUWB Licenses" means all licenses, permits and other authorizations issued by any Governmental Authority, including, without limitation, the FCC and the Federal Aviation Administration, to Roberts in connection with the conduct of the business or operations of KUWB, together with any additions thereto between the date of this Agreement and the Closing Date, except that any frequency allocations issued by the FCC with respect to the transmission of advanced television, high definition or digital broadcasts shall be excluded from the definition of KUWB Licenses.

        "KUWB Time Brokerage Agreement" means the Time Brokerage Agreement of even date herewith between Roberts and Paxson-30 attached hereto as Exhibit B.

        "KUWB Transmission Equipment" means all equipment, spare parts and other tangible personal property that are set forth on Schedule 4.6 hereof.

        "KUWB Transmitter Lease" means the Tower Lease Agreement dated as of August 22, 1997 and amended as of December 9, 1997 between Roberts Broadcasting Company of Utah, Inc. and Roberts.

        "Legal Action" means, with respect to any Person, any and all litigation or legal or other actions, at law or in equity, arbitrations, counterclaims, investigations, proceedings, or requests for material information by or pursuant to the order of any Governmental Authority.

        "Loss and Expense" has the meaning specified in Section 9.2.

        "Paxson" has the meaning specified in the Preamble.

        "Paxson-30" has the meaning specified in the Preamble.

        "Paxson License" has the meaning specified in the Preamble.

        "Paxson Material Consents" means those consents referenced in Schedule
5.3 that are designated with an asterisk.

        "Permitted Encumbrances" means liens for taxes not yet due and payable and landlord's liens which are current and not in default.

        "Person" means any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

        "Preliminary Report" has the meaning specified in Section 2.3(c).

        "Records" has the meaning specified in Section 6.7.

        "Roberts" has the meaning specified in the Preamble.

        "Roberts Material Consents" means those consents referenced in Schedule
4.3 that are designated with an asterisk.

        "Tax" means any federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, capital, transfer, employment, withholding or other tax or governmental assessment, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, required to be paid with respect to the ownership or operation of KUWB or KUPX, respectively.

        "Tax Returns" means, with respect to Roberts or Paxson, as the case may be, all federal, state and local tax returns, reports, statements, declarations of estimated tax and other similar filings required to be filed by Roberts or Paxson, as the case may be, with respect to the ownership or operation of KUWB or KUPX, respectively.

        "Time Brokerage Agreements" means the KUPX Time Brokerage Agreement and the KUWB Time Brokerage Agreement.

        "Transfer" has the meaning specified in Section 6.1(a).

        "Transferee" refers equally to Roberts and Paxson insofar as the term refers to the party receiving assets from the other party.

        "Transferor" refers equally to Roberts and Paxson insofar as the term refers to the party transferring assets to the other party.

                                    ARTICLE 2
                        EXCHANGE AND ASSIGNMENT OF ASSETS

        2.1 The Exchange.

                (a) Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Paxson agrees to transfer, assign, convey and deliver to Roberts, and Roberts agrees to accept and acquire from Paxson, free and clear of all Encumbrances, except for Permitted Encumbrances, all of Paxson's rights, title and interest in and to the KUPX Assets, and Roberts agrees to transfer, assign, convey and deliver to Paxson, and Paxson agrees to accept and acquire from Roberts, free and clear of all Encumbrances, except for Permitted Encumbrances, all of Roberts's rights, title and interest in and to the KUWB Assets.

                (b) "KUPX Assets" means (i) the KUPX Transmission Equipment,
(ii) the KUPX Licenses, and (iii) the KUPX Intangibles. All other assets of Paxson are specifically excluded from the KUPX Assets, including, without limitation, the studio facilities and equipment used or useful in connection with the business and operations of KUPX, any frequency allocations issued by the FCC with respect to KUPX for the transmission of advanced television, high definition or digital broadcasts, the KUPX Transmitter Lease, the KUPX antenna and transmission line and the call letters "KUPX" (the "Excluded KUPX Assets").

                (c) "KUWB Assets" means (i) the KUWB Transmission Equipment,
(ii) the KUWB Licenses, (iii) the KUWB Transmitter Lease, and (iv) the KUWB Intangibles. All other assets of Roberts are specifically excluded from the KUWB Assets, including, without limitation, the studio facilities and equipment used or useful in connection with the business and operations of KUWB, any frequency allocations issued by the FCC with respect to KUWB for the transmission of advanced television, high definition or digital broadcasts and the call letters "KUWB" (the "Excluded KUWB Assets").

        2.2 Assumption of Obligations and Liabilities.

                (a) As of, and from and after, the Closing Date, Roberts shall assume, pay, discharge and perform only the following liabilities (the "Assumed KUPX Liabilities"):

                        (i) all obligations and liabilities of Paxson under the KUPX Assets, including but not limited to the KUPX Licenses, arising on or after the Closing; and

                        (ii) all obligations and liabilities of Paxson to the extent that any assignment or transfer is made thereof to Roberts pursuant to
Section 2.3 hereof.

                (b) The Assumed KUPX Liabilities shall only include the obligations and liabilities of Paxson described in subsection (a) of this Section, and Roberts shall not assume any of the following:

                        (i) any liabilities or obligations for federal, state or local income or franchise taxes of Paxson, including, without limitation, deferred taxes or those arising out of any of the transactions contemplated hereby;

                        (ii) any liabilities or obligations for any brokerage or finder's fees or similar compensation incurred by Paxson or its Affiliates with respect to any of the transactions contemplated by this Agreement;

                        (iii) any liabilities or obligations for any indebtedness for borrowed money of Paxson under any loan agreement, credit agreement, indenture, evidence of indebtedness or similar document or under any capital lease, financing agreement or other agreement constituting deferred purchase price for any of the KUPX Assets;

                        (iv) any liabilities or obligations attributable to Excluded KUPX Assets and any intercompany liabilities or payables of any nature whatsoever of Paxson or any of its Affiliates;

                        (v) any obligation or liability of Paxson under any employee pension, retirement, health and welfare or other benefit plan or collective bargaining agreement, or any obligation of Paxson to any employee for severance benefits, vacation time or sick leave accrued prior to the Closing Date; and

                        (vi) any obligation or liability of Paxson under any contract or agreement to which Paxson is a party.

                (c) As of, and from and after, the Closing Date, Paxson shall assume, pay, discharge and perform only the following liabilities (the "Assumed KUWB Liabilities"):

                        (i) all obligations and liabilities of Roberts under KUWB Assets, including but not limited to the KUWB Transmitter Lease and KUWB Licenses, arising on or after the Closing; and

                        (ii) all obligations and liabilities of Roberts to the extent that any assignment or transfer is made thereof to Paxson pursuant to
Section 2.3 hereof.

                (d) The Assumed KUWB Liabilities shall only include the obligations and liabilities of Roberts described in subsection (c) of this Section, and Paxson shall not assume any of the following:

                        (i) any liabilities or obligations for federal, state or local income or franchise taxes of Roberts, including, without limitation, deferred taxes or those arising out of any of the transactions contemplated hereby;

                        (ii) any liabilities or obligations for any brokerage or finder's fees or similar compensation incurred by Roberts or its Affiliates with respect to any of the transactions contemplated by this Agreement;

                        (iii) any liabilities or obligations for any indebtedness for borrowed money of Roberts under any loan agreement, credit agreement, indenture, evidence of indebtedness or similar document or under any capital lease, financing agreement or other agreement constituting deferred purchase price for any of the KUWB Assets;

                        (iv) any liabilities or obligations attributable to Excluded KUWB Assets and any intercompany liabilities or payables of any nature whatsoever of Roberts or any of its Affiliates;

                        (v) any obligation or liability of Roberts under any employee pension, retirement, health and welfare or other benefit plan or collective bargaining agreement, or any obligation of Roberts to any employee for severance benefits, vacation time or sick leave accrued prior to the Closing Date; and

                        (vi) any obligation or liability of Roberts under any contract or agreement to which Roberts is a party except for the KUWB Transmitter Lease.

        2.3 Prorations and Adjustments.

                (a) Except to the extent provided by the KUPX Time Brokerage Agreement, all items of income and expense relating to the ownership or operation of the KUPX Assets shall be prorated between Paxson and Roberts as of the Adjustment Time, with Paxson being responsible for all expenses and being entitled to all income relating to the period prior to the Adjustment Time and Roberts being responsible for all expenses and being entitled to all income relating to the period from and after the Adjustment Time. Notwithstanding the preceding sentence, there shall be no adjustment for, and Paxson shall remain solely liable with respect to, any obligation or liability not being assumed by Roberts pursuant to Section 2.2(a).

                (b) Except to the extent provided by the KUWB Time Brokerage Agreement, all items of income and expense relating to the ownership or operation of the KUWB Assets shall be prorated between Paxson and Roberts as of the Adjustment Time, with Roberts being responsible for all expenses and being entitled to all income relating to the period prior to the Adjustment Time and Paxson being responsible for all expenses and being entitled to all income relating to the period from and after the Adjustment Time. Notwithstanding the preceding sentence, there shall be no adjustment for, and Roberts shall remain solely liable with respect to, any obligation or liability not being assumed by Paxson pursuant to Section 2.2(c).

                (c) At least five business days prior to the Closing, each Transferor will deliver to the Transferee a preliminary settlement statement with respect to the KUPX Assets or the KUWB Assets, as the case may be (the "Preliminary Report"), certified as to completeness and accuracy by an officer of Transferor (but without personal liability to such officer), showing in detail the preliminary determination of the prorations referred to in Sections 2.3(a) and (b) that can be determined or estimated on the date of the Preliminary Report, which are calculated in accordance with such Sections together with any documents substantiating the prorations proposed in the Preliminary Report. The net proration shown in the Preliminary Reports will be paid at the Closing by the responsible party therefor to the other party by wire transfer of immediately available funds to an account designated in writing by such other party or by cashiers or certified check.

                (d) Within 60 days after the Closing, each Transferee will deliver to the Transferor a statement with respect to the KUPX Assets or the KUWB Assets, as the case may be (the "Final Report"), similarly certified by an officer of Transferee (but without personal liability to such officer), showing in detail the final determination of any prorations which were not calculated as of the Closing Date and containing any corrections to the Preliminary Report, together with any documents substantiating the final calculation of the prorations proposed in the Final Report.

                (e) Within 30 days after receipt of the Final Report, each Transferor will give each Transferee written notice of such Transferor's objections, if any, to the other's Final Report. Each Transferee shall grant to the Transferor and its authorized representatives access during normal business hours to the records of KUPX and KUWB, as the case may be, for purposes of permitting the Transferor to verify the Final Report. If there are objections to either Final Report, the parties shall use good faith efforts to jointly resolve the objections within 30 days of a Transferee's receipt of a Transferor's written notice of objections, which resolution, if achieved, shall be binding upon both parties to this Agreement and not be subject to dispute or review. If the parties cannot resolve the discrepancies to their mutual satisfaction within such 30-day period, the parties shall, within the following 10 days, jointly designate a national independent public accounting firm to be retained to review the Final Reports together with the notice(s) of objections and any other relevant documents. The parties agree that the foregoing independent public accounting firm shall not be a firm that has been engaged by either party or its Affiliates in the prior twenty-four (24) months. The cost of retaining such independent public accounting firm shall be borne equally by the parties. Such firm shall report its conclusions as to adjustments pursuant to this Section 2.3(e) which shall be conclusive on all parties to this Agreement and not be subject to dispute or judicial review. If, based on the Final Report as finally determined pursuant to this Section 2.3(e), it is determined that an amount is owed by either Paxson or Roberts, as applicable, such party shall pay to the other party such amount within ten (10) days of the aforesaid report becoming final.

                (f) Nothing contained in this Section 2.3 is intended or shall be deemed to amend or modify the indemnification provisions of Article 9 or to reallocate responsibility for the matters set forth therein.


                                    ARTICLE 3
                                   THE CLOSING

        3.1 Time and Place of Closing. Subject to satisfaction or, to the extent permissible by law, waiver (by the party for whose benefit the condition is imposed), of the conditions described in Articles 7 and 8 and the provisions of
Section 10.1 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Dow, Lohnes & Albertson, PLLC, 1200 New Hampshire Avenue, N.W., Washington, D.C. or at such other place as the parties shall mutually agree, at 10:00 a.m., local time, on a date (the "Closing Date") to be agreed upon by the parties, but which date shall not be earlier than the fifth business day following the date of the FCC Consent or later than the tenth business day following the date on which the FCC Consent has become a Final Order. If the parties are unable to agree on a Closing Date pursuant to the preceding sentence, the Closing shall take place on the tenth business day after the date on which the FCC Consent has become a Final Order, subject to satisfaction or, to the extent permissible by law, waiver (by the party for whose benefit the condition is imposed), of the conditions described in Articles 7 and 8 and the provisions of Section 10.1 hereof. In the event any material loss or damage of the Assets exists on the Closing Date, then, notwithstanding any other provision of this Agreement, the Transferee of the Assets in question at its option may extend the Closing Date for a period of up to sixty (60) days from such Closing Date until such time as the Transferor shall have repaired, replaced and restored any such damaged or lost Assets substantially to their prior condition. Alternatively, at the request of the Transferee, the Transferor shall assign to the Transferee the insurance proceeds and pay to the Transferee the applicable deductible relating to the loss or damage and consummate the transactions contemplated hereby on the Closing Date.

        3.2 Deliveries by Paxson. At the Closing, Paxson shall deliver to Roberts the following in form and substance reasonably satisfactory to Roberts and its counsel:

                (a) Bills of sale of personal property, assignments and other instruments of transfer and conveyance duly executed by Paxson, transferring and assigning to Roberts the KUPX Assets, free and clear of all Encumbrances, other than Permitted Encumbrances;

                (b) Assumption agreements duly executed by Paxson pursuant to which Paxson will assume the Assumed KUWB Liabilities;

                (c) The opinions, certificates, consents and other documents contemplated by Article 7 hereof; and

                (d) The Paxson Material Consents and any other consents received by Paxson.

        3.3 Deliveries by Roberts. At the Closing, Roberts shall deliver to Paxson the following in form and substance reasonably satisfactory to Paxson and its counsel:

                (a) Bills of sale of personal property, assignments and other instruments of transfer and conveyance duly executed by Roberts, transferring and assigning to Paxson the KUWB Assets, free and clear of all Encumbrances, other than Permitted Encumbrances;

                (b) Assumption agreements duly executed by Roberts pursuant to which Roberts will assume the Assumed KUPX Liabilities;

                (c) The opinions, certificates and other documents contemplated by Article 8 hereof; and

                (d) The Roberts Material Consents and any other consents received by Roberts.



                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF ROBERTS

        Roberts hereby represents and warrants to Paxson as follows:

        4.1 Organization. Roberts is a limited liability company duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign limited liability company and is in good standing under the laws of the State of Utah. Roberts has the requisite limited liability company power and authority to carry on its business as it is now being conducted.

        4.2 Authority Relative to this Agreement. Roberts has the necessary limited liability company power and authority to execute, deliver and perform this Agreement and the documents contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby by Roberts have been duly and validly authorized and approved by all necessary limited liability company action by Roberts. This Agreement has been duly and validly executed and delivered by Roberts and constitutes the legal, valid and binding obligation of Roberts, enforceable against Roberts in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

        4.3 Noncontravention; Consents and Approvals.

                (a) Except as set forth in Schedule 4.3, the execution and delivery of this Agreement and the documents contemplated hereby by Roberts and the consummation by Roberts of the transactions contemplated hereby and thereby will not (i) conflict with or violate any provisions of the organizational documents of Roberts, (ii) violate any statute, ordinance, rule, regulation, order, judgment or decree applicable to Roberts or by which Roberts or any of the KUWB Assets may be bound or affected, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the KUWB Assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Roberts is a party or by which it or any of the KUWB Assets are bound or affected.

                (b) No consent, waiver, license, approval, authorization, order or permit or registration or filing with or notification to any Governmental Authority or other third party is necessary for the execution and delivery of this Agreement and the documents contemplated hereby by Roberts or the consummation by Roberts of the transactions contemplated by this Agreement and the documents contemplated hereby or the compliance by Roberts with any provision of this Agreement and the documents contemplated hereby, except (i) the FCC Consent, (ii) filings with respect to sales and other transfer taxes,
(iii) such filings as may be required under the HSR Act, (iv) such filings, registrations, notifications, permits, authorizations, consents or approvals that result solely from specific legal or regulatory status of Paxson or as a result of any other facts that specifically relate to the business or activities in which Paxson is engaged, and (v) the consent of or notice to each party identified on Schedule 4.3.

        4.4 Litigation. Except as set forth in Schedule 4.4, there are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of Roberts, threatened, against or affecting the KUWB Assets.

        4.5 Taxes. Roberts has duly filed all Tax Returns, including extensions (including, but not limited to, those filed on a consolidated, combined or unitary basis), required to have been filed by it prior to the date hereof. Roberts has paid or, prior to the Adjustment Time will pay, all Taxes shown on such Tax Returns as being due or (except to the extent the same are contested in good faith) claimed to be due to any federal, state, local or other taxing authority, and, except as set forth in Schedule 4.5, Roberts has not received any notice of the assessment or proposed assessment of any additional Taxes.

        4.6 Transmission Equipment. Roberts has good and marketable title to the KUWB Transmission Equipment free and clear of all Encumbrances, except for Permitted Encumbrances and for Encumbrances set forth on Schedule 4.6 which shall be removed prior to or at Closing. The KUWB Transmission Equipment is in good operating condition and repair (subject to normal wear and tear), and is available for immediate use in the conduct of the business or operations of KUWB. All items of KUWB Transmission Equipment (i) have been maintained in a manner consistent in all material respects with generally accepted standards of good engineering practice and (ii) will permit Paxson to operate KUWB in all material respects in accordance with the terms of the KUWB FCC Licenses.

        4.7 Compliance with Laws. The business and operations of KUWB have been and are being conducted in all material respects in compliance with all laws, ordinances and regulations of all Governmental Authorities.

        4.8 FCC Licenses. Schedule 4.8 accurately and completely lists all KUWB FCC Licenses and all material KUWB Licenses issued by Governmental Authorities other than the FCC. All of the KUWB FCC Licenses and material KUWB Licenses issued by other Governmental Authorities have been validly issued to Roberts, and are in full force and effect, and Roberts has fulfilled and performed all of its obligations with respect thereto in all material respects and has full power and authority to operate thereunder. Roberts holds all KUWB Licenses necessary to enable Roberts to conduct the business and operations of KUWB in all material respects as currently conducted. Except as set forth in Schedule 4.8, none of the KUWB Licenses is subject to any restriction or condition that would limit the full operation of KUWB as now conducted, and (ii) Roberts has no reason to believe that any of the KUWB FCC Licenses would not be renewed by the FCC in the ordinary course for a full term without material adverse modification. True and complete copies of the KUWB FCC Licenses are attached to Schedule 4.8. Schedule
4.8 identifies every cable system within KUWB's Area of Dominant Influence for which Roberts has made a valid election of must carry. Except as set forth on
Schedule 4.8, no cable system has advised Roberts of any signal quality or copyright indemnity or other obstacle to cable carriage of KUWB's signal, and no cable system has declined or threatened to decline such carriage or failed to respond to a request for carriage or sought any form of relief from carriage from the FCC. All material returns, reports and statements that Roberts is currently required to file with the FCC or with any other Governmental Authority with respect to KUWB have been filed, and all reporting requirements of the FCC and other Governmental Authorities with respect to KUWB have been complied with in all material respects. All of such returns, reports and statements are complete and correct as filed in all material respects. Roberts has timely paid to the FCC all annual regulatory fees payable by Roberts with respect to the KUWB FCC Licenses. KUWB is currently broadcasting from the site described in the KUWB Transmitter Site in accordance with the KUWB FCC Licenses, and Roberts has filed with the FCC all appropriate applications for a covering license with respect to KUWB.

        4.9 Brokers and Finders. Neither Roberts nor any of its officers, directors, members or employees has employed any broker or finder in connection with the transactions contemplated by this Agreement or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

        4.10 Insurance. Schedule 4.10 is a true and complete list of all insurance policies of Roberts related to the KUWB Assets. All policies of insurance listed in Schedule 4.10 are in full force and effect.

        4.11 Employee Benefit Liabilities. Neither Roberts nor any entity required to be combined with it (as determined under Internal Revenue Code Sections 414(b), (c), (m), (n) or (o)) has incurred, or expects to incur as a result of the consummation of the transactions contemplated under this Agreement, any cost, fee, expense, liability, claim, suit, obligation, or other damage with respect to any "employee benefit plan" (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any benefit arrangement not subject to ERISA that could give rise to the imposition of any liability, cost, fee, expense, or obligation on Paxson or any of its Affiliates; and, to the knowledge of Roberts, no facts or circumstances exist that could give rise to any such cost, fee, expense, liability, claim, suit, obligation, or other damage.

        4.12 Contracts. The KUWB Transmitter Lease is valid, binding, in full force and effect and legally enforceable in accordance with its terms. There is not under the KUWB Transmitter Lease any default by Roberts or, to the knowledge of Roberts, any other party thereto or any event which, after notice or lapse of time, or both, would constitute such a default. All of the KUWB Transmission Equipment is located entirely on the site leased by Roberts pursuant to the KUWB Transmitter Lease and Roberts has a legal right of and practical access to such site. The site leased by Roberts pursuant to the KUWB Transmitter Lease and all improvements thereon owned by Roberts comply in all material respects with all environmental, zoning, building and other laws, regulations and rules.

        4.13 Disclosure. To the knowledge of Roberts, no statement of a material fact by Roberts contained in this Agreement, and all exhibits and schedules related hereto, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances under which they were made.

                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF PAXSON

        Paxson hereby represents and warrants to Roberts as follows:

        5.1 Organization. Paxson is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and is duly qualified as a foreign corporation and is in good standing under the laws of the State of Utah. Paxson has the requisite corporate power and authority to carry on its business as it is now being conducted.

        5.2 Authority Relative to this Agreement. Paxson has the necessary corporate power and authority to execute, deliver and perform this Agreement and the documents contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby by Paxson have been duly and validly authorized and approved by all necessary corporate action by Paxson. This Agreement has been duly and validly executed and delivered by Paxson and constitutes the legal, valid, and binding obligation of Paxson, enforceable against Paxson in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

        5.3 Noncontravention; Consents and Approvals.

                (a) Except as set forth in Schedule 5.3, the execution and delivery of this Agreement and the documents contemplated hereby by Paxson and the consummation by Paxson of the transactions contemplated hereby and thereby will not (i) conflict with or violate any provisions of its organizational documents, (ii) violate any statute, ordinance, rule, regulation, order, judgment or decree applicable to Paxson or by which Paxson or any of the KUPX Assets may be bound or affected, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the KUPX Assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Paxson is a party or by which it or any of the KUPX Assets are bound or affected.

                (b) No consent, waiver, license, approval, authorization, order or permit or registration or filing with or notification to any Governmental Authority or other third party is necessary for the execution and delivery of this Agreement and the documents contemplated hereby by Paxson or the consummation by Paxson of the transactions contemplated by this Agreement and the documents contemplated hereby or the compliance by Paxson with any provision of this Agreement and the documents contemplated hereby, except (i) the FCC Consent, (ii) filings with respect to sales and other transfer taxes, (iii) such filings as may be required under the HSR Act, (iv) such filings, registrations, notifications, permits, authorizations, consents or approvals that result solely from the specific legal or regulatory status of Roberts or as a result of any other facts that specifically relate to the business or activities in which Roberts is engaged, and (v) the consent of or notice to each party identified on Schedule 5.3.

        5.4 Litigation. Except as set forth in Schedule 5.4, there are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of Paxson, threatened, against or affecting the KUPX Assets.

        5.5 Taxes. Paxson has duly filed all Tax Returns including extensions (including, but not limited to, those filed on a consolidated, combined or unitary basis), required to have been filed by it prior to the date hereof. Paxson has paid or, prior to the Adjustment Time will pay, all Taxes shown on such Tax Returns as being due or (except to the extent the same are contested in good faith) claimed to be due to any federal, state, local or other taxing authority, and, except as set forth in Schedule 5.5, Paxson has not received any notice of the assessment or proposed assessment of any additional Taxes.

        5.6 Transmitter Equipment. Paxson has good and marketable title to the KUPX Transmission Equipment free and clear of all Encumbrances, except for Permitted Encumbrances and for Encumbrances set forth on Schedule 5.6 which shall be removed prior to or at Closing. The KUPX Transmission Equipment is in good operating condition and repair (subject to normal wear and tear), and is available for immediate use in the conduct of the business or operations of KUPX. All items of KUPX Transmission Equipment (i) have been maintained in a manner consistent in all material respects with generally accepted standards of good engineering practice and (ii) will together with the equipment used by Roberts pursuant to the Sublease (as defined below) permit Roberts to operate KUPX in all material respects in accordance with the terms of the KUPX FCC Licenses.

        5.7 Compliance with Laws. The business and operations of KUPX have been and are being conducted in all material respects in compliance with all laws, ordinances or regulations of all Governmental Authorities.

        5.8 FCC Licenses. Schedule 5.8 accurately and completely lists all KUPX FCC Licenses and all material KUPX Licenses issued by Governmental Authorities other than the FCC. All of the KUPX FCC Licenses and material KUPX Licenses issued by other Governmental Authorities have been validly issued to Paxson and are in full force and effect, and Paxson has fulfilled and performed all of its obligations with respect thereto in all material respects and has full power and authority to operate thereunder. Paxson holds all KUPX Licenses necessary to enable Paxson to conduct the business and operations of KUPX in all material respects as currently conducted. Except as set forth in Schedule 5.8, (i) none of the KUPX Licenses is subject to any restriction or condition that would limit the full operation of KUPX as now conducted, and (ii) Paxson has no reason to believe that any of the KUPX FCC Licenses would not be renewed by the FCC in the ordinary course for a full term without material adverse modification. True and complete copies of the KUPX FCC Licenses are attached to Schedule 5.8. Schedule
5.8 identifies every cable system within KUPX's Area of Dominant Influence for which Paxson has made a valid election of must carry. Except as set forth on
Schedule 5.8, no cable system has advised Paxson of any signal quality or copyright indemnity or other obstacle to cable carriage of KUPX's signal and no cable system has declined or threatened to decline such carriage or failed to respond to a request for carriage or sought any form of relief from carriage from the FCC. All material returns, reports and statements that Paxson is currently required to file with the FCC or with any other Governmental Authority with respect to KUPX have been filed, and all reporting requirements of the FCC and other Governmental Authorities with respect to KUPX have been complied with in all material respects. All of such returns, reports and statements are complete and correct as filed in all material respects. Paxson has timely paid to the FCC all annual regulatory fees payable by Paxson with respect to the KUPX FCC Licenses

        5.9 Brokers and Finders. Neither Paxson nor any of its officers, directors, partners or employees has employed any broker or finder in connection with the transactions contemplated by this Agreement or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

        5.10 Insurance. Schedule 5.10 is a true and complete list of all insurance policies of Paxson related to the KUPX Assets. All policies of insurance listed in Schedule 5.10 are in full force and effect.

        5.11 Employee Benefit Liabilities. Neither Paxson or any entity required to be combined with it (as determined under Internal Revenue Code Sections 414(b), (c), (m), (n) or (o)) has incurred, or expects to incur as a result of the consummation of the transactions contemplated under this Agreement, any cost, fee, expense, liability, claim, suit, obligation, or other damage with respect to any "employee benefit plan" (as defined in section 3(3) of ERISA or any benefit arrangement not subject to ERISA) that could give rise to the imposition of any liability, cost, fee, expense, or obligation on Roberts or any of its Affiliates; and, to the knowledge of Paxson, no facts or circumstances exist that could give rise to any such cost, fee, expense, liability, claim, suit, obligation, or other damage.

        5.12 Contracts. The KUPX Transmitter Lease is valid, binding, in full force and effect and legally enforceable in accordance with its terms. There is not under the KUPX Transmitter Lease any default by Paxson or, to the knowledge of Paxson, any other party thereto or any event which, after notice or lapse of time or both, would constitute such a default. On the Closing Date, all of the KUPX Transmission Equipment will be located entirely on the site leased by Paxson pursuant to the KUPX Transmitter Lease and Paxson has a legal right of and practical access to such site. The site leased by Paxson pursuant to the KUPX Transmitter Lease and all improvements thereon owned by Paxson comply in all material respect with all environmental, zoning, building and other laws regulations and rules.

        5.13 Disclosure. To the knowledge of Paxson, no statement of a material fact by Paxson contained in this Agreement, and all exhibits and schedules related hereto, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances under which they were made.


                                    ARTICLE 6
                            COVENANTS OF THE PARTIES

        6.1 Conduct of Business.

                (a) Except as specifically provided in this Agreement and subject to the terms of the Time Brokerage Agreements, during the period from the date of this Agreement to the Closing Date, Roberts will conduct the business and operations of KUWB in the ordinary course consistent with past practices, and Paxson will conduct the business and operations of KUPX in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, prior to the Closing Date, (i) without the prior written consent of Paxson, Roberts, with respect to KUWB, and (ii) without the prior written consent of Roberts, Paxson, with respect to KUPX, will not (A) sell, transfer, lease, license, pledge, encumber, mortgage, remove from the premises of KUWB or KUPX, as the case may be, or otherwise dispose of, or agree to sell, transfer, lease, license, pledge, encumber, mortgage, remove from the premises of KUWB or KUPX, as the case may be, or otherwise dispose of (each of the actions described in clause A above is a "Transfer"), any of the KUWB Assets or the KUPX Assets, as the case may be, except (x) that a "Transfer" shall not include any lien disclosed on Schedule 6.1(a) or 6.1(b), each of which shall be removed upon or before the Closing and (y) for Permitted Encumbrances, (B) modify in any respect, waive any material term under or terminate the KUWB Transmitter Lease or the KUPX Transmitter Lease, as the case may be, (C) cause or permit, by any act or failure to act, any of the KUWB Licenses or KUPX Licenses, as the case may be, to expire or be revoked, suspended or adversely modified, or any Governmental Authority to institute proceedings for the revocation, suspension or adverse modification of the KUWB Licenses or KUPX Licenses, as the case may be, or (D) cause, by any act or failure to act, any cable system located within the Area of Dominant Influence or Designated Market Area of KUWB or KUPX, as the case may be, to refuse to carry the signal of KUWB or KUPX, respectively.

                (b) Subject to the terms of the Time Brokerage Agreements, Roberts and Paxson shall each use their commercially reasonable efforts to maintain (or cause to be maintained) the KUWB Assets and the KUPX Assets, respectively, in good condition (ordinary wear and tear excepted), and use and operate (or cause to be used and operated) the KUWB Assets and KUPX Assets, respectively, in a reasonable manner and in all material respects in accordance with the terms of the KUWB FCC Licenses and KUPX FCC Licenses, respectively, all rules and regulations of the FCC and generally accepted standards of good engineering practice. Subject to the terms of the Time Brokerage Agreements, if any loss, damage, impairment, confiscation or condemnation of or to any of the KUWB Assets or KUPX Assets occurs, Roberts or Paxson, as the case may be, shall repair, replace or restore the KUWB Assets or KUPX Assets, respectively, to their prior condition as represented in this Agreement as soon thereafter as possible (and in any event within the time limitations of Section 3.1 of this Agreement), and Roberts or Paxson as the case may be, shall use the proceeds of any claim under any insurance policy solely to repair, replace or restore any of the KUWB Assets or KUPX Assets, respectively, that are lost, damaged, impaired or destroyed; provided, however, that Paxson shall not have any obligation to repair, replace or restore any KUPX Assets to the extent any loss, damage or other impairment was caused directly by the negligence or wilful misconduct of ACME under the KUPX Time Brokerage Agreement and Roberts shall not have any obligation to repair, replace or restore any KUWB Assets to the extent any loss, damage or other impairment was caused directly by the negligence or wilful misconduct of Paxson under the KUWB Time Brokerage Agreement.

                (c) Each of Roberts and Paxson shall comply in all material respects with the terms of the KUWB Licenses and KUPX Licenses, respectively, and with all laws, rules and regulations applicable or relating to the ownership and operation of KUWB and KUPX, respectively. Each of Roberts and Paxson shall comply in all material respects with the terms of the KUPX Transmitter Lease and the KUWB Transmitter Lease, as applicable.

        6.2 Access to Information. From the date of this Agreement to the Closing Date, each of Roberts and Paxson will give the other party and its authorized representatives reasonable access during normal business hours (and at such other times as the parties may mutually agree) upon reasonable prior notice and approval, which shall not be unreasonably withheld, to its facilities, personnel and operations solely to the extent such facilities, personnel and operations relate to the KUWB Assets or the KUPX Assets, as the case may be, and to its books and records relating to the KUWB Assets or the KUPX Assets; provided, that any inspection of the KUWB Assets or the KUPX Assets, as the case may be, or discussion with personnel regarding the KUWB Assets or the KUPX Assets, as the case may be, shall occur only if a representative of the party granting such access is present. Each party to this Agreement and its accountants, counsel and other representatives shall, in the exercise of the rights described in this Section 6.2, not unduly interfere with the operations or business of the other party hereto.

        6.3 FCC Consent.

                (a) The exchange of the KUWB Assets for the KUPX Assets as contemplated by this Agreement is subject to obtaining the FCC Consent.

                (b) Within five (5) business days of the execution of this Agreement, Roberts and Paxson will prepare and file with the FCC appropriate applications for the KUWB FCC Consent and the KUPX FCC Consent. The parties shall prosecute such applications with commercially reasonable diligence and otherwise use their commercially reasonable efforts to obtain the grant of the applications as expeditiously as practicable. Each party will promptly provide to the other party a copy of any pleading, order or other document served on it relating to such applications.

                (c) Each party agrees to comply with any condition imposed on it by any FCC Consent, except that no party shall be required to comply with a condition if (i) the condition was imposed on it as the result of a circumstance the existence of which does not constitute a material breach by such party of any of its representations, warranties or covenants under this Agreement and
(ii) compliance with the condition would have a material adverse effect upon it. Roberts and Paxson shall oppose any petitions to deny or other objections filed with respect to the applications for any FCC Consent and any requests for reconsideration or review of any FCC Consent.

                (d) If the Closing shall not have occurred for any reason within the original effective period of any FCC Consent, and neither party shall have terminated this Agreement under Section 10.1, the parties shall jointly request an extension of the effective period of such FCC Consent. No extension of the effective period of any FCC Consent shall limit the exercise by either party of its right to terminate this Agreement under Section 10.1.

        6.4 Control of the Stations. Prior to Closing, Paxson shall not, directly or indirectly, control, supervise or direct, or attempt to control, supervise or direct, the operations of KUWB; those operations, including complete control and supervision of all KUWB's programs, employees and policies, shall be the sole responsibility of Roberts, provided that Paxson shall have the rights set forth in the KUWB Time Brokerage Agreement. Prior to Closing, Roberts shall not, directly or indirectly, control, supervise or direct, or attempt to control, supervise or direct, the operations of KUPX; those operations, including complete control and supervision of all KUPX's programs, employees and policies, shall be the sole responsibility of Paxson, provided that ACME shall have the rights set forth in the KUPX Time Brokerage Agreement.

        6.5 Consummation of Agreement. Each of Roberts and Paxson shall use commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as expeditiously as possible. If any event should occur, either within or outside the control of Roberts or Paxson, that would materially delay or prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transactions contemplated by this Agreement, Roberts and Paxson will use their respective commercially reasonable efforts to cure or minimize the same as expeditiously as possible. Roberts shall take all commercially reasonable efforts to obtain any consent necessary to the assignment of the KUWB Assets, including an estoppel certificate from the lessor under the KUWB Transmitter Lease and Paxson shall take all commercially reasonable efforts to obtain any consents necessary to the assignment of the KUPX Assets, in each case without any materially adverse changes in the terms and conditions of such contracts.

        6.6 Public Announcements. Except as may be necessary for the consummation of the transactions contemplated by this Agreement and except as and to the extent required by law, including, without limitation, disclosure requirements of federal or state securities laws and rules and regulations of securities markets, Roberts and Paxson will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and neither shall issue any such press release or make any such public statement that is not approved by the other party hereto, which approval shall not be unreasonably withheld.

        6.7 Access to Books and Records. From and after the Closing, Roberts and Paxson will allow each other full access to and right to copy documents (including, but not limited to, records, files, financial information, accounting records, and books of account, collectively, "Records") with respect to the KUWB Assets or the KUPX Assets, as the case may be, in each case relating to the period prior to the Closing.

        6.8 Confidentiality. Each of Roberts and Paxson agrees that all information provided to the other (including employees, attorneys, accountants and advisors) by such party will be treated as confidential by such other party, and will not be used for any purpose other than in connection with the transactions contemplated by this Agreement, except as may be required by law (including federal or state securities laws and rules and regulations of securities markets) or by court order. Confidential information shall not include information which is in the public domain, which is generally known within the industry, or which can be obtained through lawful methods not involving a breach of this or any similar obligation of confidentiality. If this Agreement is terminated, each party shall return to the other all confidential information in its possession; provided, however, that any confidential information retained by the recipient thereof, inadvertently or otherwise, shall continue to be subject to the provisions of this Section 6.10, notwithstanding the termination of this Agreement.

        6.9 Insurance. During the period from the date hereof until the Closing Date, Roberts shall maintain in effect all policies of insurance currently in effect with respect to the KUWB Assets, and Paxson shall maintain in effect all policies of insurance currently in effect with respect to the KUPX Assets.

        6.10 Risk of Loss.

                (a) The risk of any loss, damage, impairment, confiscation, or condemnation of any of the KUWB Assets from any cause whatsoever shall be borne by Roberts at all times prior to the Closing, except for any loss, damage or other impairment caused directly by the negligence or wilful misconduct of Paxson under the KUWB Time Brokerage Agreement. If any damage or destruction of the KUWB Assets or any other event occurs (not caused directly by the negligence or wilful misconduct of Paxson under the KUWB Time Brokerage Agreement) which
(i) causes KUWB to cease broadcasting operations for a period of five or more days or (ii) prevents in any material respect signal transmission by KUWB in the normal and usual manner and Roberts fails to restore or replace the KUWB Assets so that normal and usual transmission is resumed within fourteen days of the damage, destruction or other event, Paxson, in its sole discretion, may (x) terminate this Agreement forthwith without any further obligations hereunder upon written notice to Roberts, or (y) proceed to consummate the transaction contemplated by this Agreement and complete the restoration and replacement of the KUWB Assets after the Closing Date, in which event Roberts shall deliver to Paxson (or pay to Paxson an amount equal to) all insurance proceeds received by Roberts in connection with such damage, destruction or other event and pay to Paxson the deductible relating to the damage, destruction or other event.

                (b) The risk of any loss, damage, impairment, confiscation, or condemnation of any of the KUPX Assets from any cause whatsoever shall be borne by Paxson at all times prior to the Closing, except for any loss, damage or other impairment caused directly by the negligence or willful misconduct of ACME under the KUWB Time Brokerage Agreement. If any damage or destruction of the KUPX Assets or any other event occurs (not caused directly by the negligence or willful misconduct of ACME under the KUPX Time Brokerage Agreement) which, (i) causes KUPX to cease broadcasting operations for a period of five or more days or (ii) prevents in any material respect signal transmission by KUPX in the normal and usual manner and Paxson fails to restore or replace the KUPX Assets so that normal and usual transmission is resumed within fourteen days of the damage, destruction or other event, Roberts, in its sole discretion, may (x) terminate this Agreement forthwith without any further obligations hereunder upon written notice to Paxson, or (y) proceed to consummate the transaction contemplated by this Agreement and complete the restoration and replacement of the KUPX Assets after the Closing Date, in which event Paxson shall deliver to Roberts (or pay to Roberts an amount equal to) all insurance proceeds received by Paxson in connection with such damage, destruction or other event and pay to Roberts the deductible relating to the damage, destruction or other event.

        6.11 HSR Act Filing. Roberts and Paxson agree to (a) file, or cause to be filed, with the DOJ and FTC all filings, if any, which are required in connection with the transactions contemplated hereby under the HSR Act within ten (10) business days of the date of this Agreement; (b) cooperate with each other in connection with such HSR Act filings, which cooperation shall include furnishing the other with any information or documents in such party's possession that may be reasonably required in connection with such filings; (c) promptly file such other information or documents as may be requested by the FTC or DOJ after appropriate negotiation with the DOJ or FTC of the scope of such request; (d) furnish each other with any correspondence from or to, and notify each other of any other communications with, the FTC or DOJ which relates to the transactions contemplated hereunder; and (e) to the extent practicable, permit each other to participate in any conferences with the FTC or DOJ.

        6.12 Sales Tax Filings. Until the Closing, Roberts with respect to KUWB and Paxson with respect to KUPX shall continue to file all Utah sales tax returns of and to the extent such returns are required to be filed by applicable law.

        6.13 Time Brokerage Agreement. On the date hereof, Paxson and Roberts shall execute and deliver the KUWB Time Brokerage Agreement and Paxson and ACME shall execute and deliver the KUPX Time Brokerage Agreement. Until the Closing, Paxson and Roberts shall in all material respects comply with the terms of the Time Brokerage Agreements and Roberts shall cause ACME to comply with the terms of the KUPX Time Brokerage Agreement.

        6.14 Roberts Environmental Audits. Within thirty (30) days of the execution of this Agreement, Roberts may complete, at its expense, a Phase I environmental audit and, if Roberts deems it appropriate or necessary, a Phase 2 environmental audit of the KUPX Assets conducted by an environmental firm licensed in the State of Utah (the "KUPX Environmental Audits"). If the KUPX Environmental Audits reveal a condition of material noncompliance with any environmental law, Roberts shall notify Paxson of such non-compliance within thirty (30) days of the execution of this Agreement and Paxson shall cure or remedy the condition of material noncompliance prior to Closing. Notwithstanding the foregoing, if Paxson notifies Roberts within twenty (20) days of receipt of the aforesaid notice from Roberts that Paxson is unwilling or unable to cure or remediate the condition of material noncompliance prior to Closing, then Roberts may within twenty (20) days of the aforesaid notice from Paxson elect to either
(a) accept the KUPX Assets in their then existing condition and deduct the estimated amount necessary to cure or remediate the material noncompliance from any monies to be paid to Paxson under Section 2.3 of this Agreement and/or the KUPX Time Brokerage Agreement or (b) terminate this Agreement without further liability.

        6.15 Paxson Environmental Audits. Within thirty (30) days of the execution of this Agreement, Paxson may complete, at its expense, a Phase I environmental audit and, if Paxson deems it appropriate or necessary, a Phase 2 environmental audit of the KUWB Assets conducted by an environmental firm licensed in the State of Utah (the "KUWB Environmental Audits"). If the KUWB Environmental Audits reveal a condition of material noncompliance with any environmental law, Paxson shall notify Roberts of such noncompliance within thirty (30) days of the execution of this Agreement and Roberts shall cure or remedy the condition of material noncompliance prior to Closing. Notwithstanding the foregoing, if Roberts notifies Paxson within twenty (20) days of receipt of the aforesaid notice from Paxson that Roberts is unwilling or unable to cure or remediate the condition of material noncompliance prior to Closing, then Paxson may within twenty (20) days of the aforesaid notice from Roberts elect to either
(a) accept the KUWB Assets in their then existing condition and deduct the estimated amount necessary to cure or remediate the material noncompliance from any monies to be paid to Roberts under Section 2.3 of this Agreement and/or the KUWB Time Brokerage Agreement or (b) terminate this Agreement without further liability.

        6.16 Relocation. Paxson shall as soon as reasonably practicable relocate KUPX's tower site to the site described in the KUPX Transmitter Lease.

        6.17 Call Signs. Paxson and Roberts shall use commercially reasonable efforts to swap the call signs of the Stations immediately upon execution of this Agreement so that KUPX will have the call signs KUWB and KUWB will have the call signs KUPX. To the extent such swap is consummated prior to Closing, Paxson shall assign at Closing to Roberts all of its rights, title and interest in and to the call signs "KUWB" and Roberts shall assign at Closing to Paxson all of its rights, title and interest in and to the call signs "KUPX."

        6.18 KUPX Tower Lease. At Closing, Roberts and Paxson shall enter into a sublease in form and condition reasonably satisfactory to Roberts and Paxson (the "Sublease") pursuant to which Roberts shall have the right to use jointly with Paxson (i) sufficient space at the site described in the KUPX Transmitter Lease to broadcast the analog frequencies of KUPX in accordance with the KUPX FCC Licenses and (ii) the KUPX antenna and transmission line owned by Paxson to broadcast the analog frequencies of KUPX in accordance with the KUPX FCC Licenses. Roberts acknowledges that Paxson will be using the site described in the KUPX Transmitter Lease and the KUPX antenna and transmission line for the broadcast of the advanced television, high definition or digital signal that Paxson is retaining pursuant to Section 2.1(b) of this Agreement. The Sublease shall (i) be on terms and conditions substantially similar to the KUPX Transmitter Lease, (ii) expire on the date on which Roberts is required to return to the FCC the analog FCC licenses of KUPX, or such earlier date as Roberts may elect in its sole discretion, (iii) provide that Roberts shall pay Paxson rent equal to the rent payable by Paxson under the KUPX Transmitter Lease for broadcast of the KUPX analog channel, (iv) provide that Roberts and Paxson shall not improperly cause any cognizable interference or take any other action that could cause any cognizable interference with their respective broadcasting operations in violation of the KUPX Transmitter Lease, (v) provide that neither Roberts nor Paxson shall take any action that could cause a breach or default under the KUPX Transmitter Lease, and (vi) provide that the Sublease is assignable to any acquiror of the FCC licenses of KUWB and for security purposes to a lender of Roberts (or its parent entity) or the lender's designee. Paxson and Roberts shall use commercially reasonable efforts to obtain the consent of the landlord under the KUPX Transmitter Lease (the "KUPX Landlord") to the Sublease, provided that the failure to obtain such consent shall not constitute a breach by any party hereto of its covenants contained herein. If the KUPX Landlord refuses to grant its consent to the Sublease, Roberts and Paxson shall use commercially reasonable efforts to cause the KUPX Landlord to enter into a new lease (the "New KUPX Lease") with Roberts on terms substantially similar to the proposed Sublease for sufficient space at the site described in the KUPX Transmitter Lease to broadcast the analog frequencies of KUPX in accordance with the KUPX FCC Licenses and Paxson shall enter into a separate joint use agreement (the "Joint Use Agreement") with Roberts authorizing Roberts to jointly use with Paxson for a fee of $1.00 annually the KUPX antenna and transmission line to broadcast the analog frequencies of KUPX until such time as the FCC requires return of the analog licenses. Prior to Closing, Roberts and Paxson shall use commercially reasonable efforts to cause the KUPX Landlord to grant to Paxson and Roberts an additional 250 square feet in the transmitter building described in the KUPX Transmitter Lease.

        6.19 KUWB Programming. Roberts hereby agrees that KUWB shall broadcast a minimum of 18 hours per day of programming between the date hereof and July 1, 1998.

                                    ARTICLE 7
                    CONDITIONS TO THE OBLIGATIONS OF ROBERTS

        The obligations of Roberts to consummate the exchange of the KUWB Assets for the KUPX Assets and to perform its other obligations hereunder to be performed at or subsequent to the Closing shall be subject to the fulfillment at or prior to the Closing of each of the following conditions, any one or more of which may be waived by Roberts:

        7.1 Representations and Warranties. All representations and warranties of Paxson contained herein shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made as of such date, except for changes permitted or contemplated pursuant to this Agreement.

        7.2 Covenants. Paxson shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed or complied with by it on or prior to the Closing Date.

        7.3 Certain Proceedings. No writ, order, decree or injunction of a court of competent jurisdiction or Governmental Authority shall have been entered against Paxson, Roberts or any of their respective affiliates that prohibits or restricts the exchange of the KUWB Assets and the KUPX Assets contemplated hereby. No proceeding shall be pending the effect of which could be to revoke, cancel, fail to renew, respond or modify adversely any material KUPX License.

        7.4 Opinion of Counsel. Roberts shall have received the favorable opinion of Dow, Lohnes & Albertson, PLLC, substantially in the form of Schedule
7.4 attached hereto, which opinion Roberts's lenders may rely on.

        7.5 Document Delivery. Paxson shall have delivered the following documents, appropriately executed, to Roberts in form and substance reasonably acceptable to Roberts and its counsel:

                (a) All documents required to be delivered to Roberts pursuant to Section 3.2;

                (b) Certified copies of the resolutions of the Board of Directors and sole shareholder of Paxson authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                (c) A certificate of good standing for Paxson from the State of Florida and a certificate of good standing for Paxson as a foreign corporation from the State of Utah; and

                (d) A certificate duly executed by an officer of Paxson certifying compliance by Paxson with the conditions set forth in Sections 7.1 and 7.2.

        7.6 No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any material adverse change in the KUPX Licenses, other than changes resulting from matters affecting the television broadcasting industry generally, or the KUPX Transmission Equipment or the KUPX Transmitter Lease, except for any changes resulting from the negligence or willful misconduct of ACME under the KUPX Time Brokerage Agreement.

        7.7 Consents. All Paxson Material Consents shall have been obtained and delivered to Roberts, without any materially adverse change in the terms or conditions of the related license, agreement or other instrument or obligation.

        7.8 KUPX FCC Consent. The KUPX FCC Consent shall have been granted without imposition on Roberts of any material adverse conditions that need not be complied with by Roberts under Section 6.3 and shall have become a Final Order.

        7.9 KUWB FCC Consent. The KUWB FCC Consent shall have been granted without imposition on Roberts of any material adverse conditions that need not be complied with by Roberts under Section 6.3.

        7.10 HSR Act. The waiting period under the HSR Act, if any, shall have expired without unresolved action by the DOJ or FTC to prevent the Closing.

        7.11 Time Brokerage Agreements. Paxson shall have complied in all material respects with the Time Brokerage Agreements.

        7.12 Relocation. Paxson shall have relocated the KUPX tower site to the site described in the KUPX Transmitter Lease.

        7.13 Retention of Digital Frequency. The FCC shall have approved the retention by Roberts after the Closing of the frequency allocations issued by the FCC with respect to KUWB for the transmission of advanced television, high definition or digital broadcasts.

        7.14 KUPX Sublease Paxson and Roberts shall have entered into the Sublease in form and condition reasonably satisfactory to Roberts or if the KUPX Landlord does not consent to the Sublease, the KUPX Landlord and Roberts shall have entered into the New KUPX Lease and Paxson and Roberts shall have entered into the Joint Use Agreement, each in form and condition reasonably satisfactory to Roberts. The KUPX Landlord shall have granted Paxson and Roberts an additional 250 square feet in the transmitter building, or shall permit a buildout of the transmitter building by Paxson and Roberts.


                                    ARTICLE 8
                     CONDITIONS TO THE OBLIGATIONS OF PAXSON

        The obligations of Paxson under this Agreement to consummate the exchange of the KUPX Assets for the KUWB Assets and to perform its other obligations hereunder to be performed at or subsequent to the Closing shall be subject to the fulfillment at or prior to the Closing of each of the following conditions, any one or more of which may be waived by Paxson:

        8.1 Representations and Warranties. All representations and warranties of Roberts contained herein shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made as of such date, except for changes permitted or contemplated pursuant to this Agreement.

        8.2 Covenants. Roberts shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed or complied with by it on or prior to the Closing Date.

        8.3 Certain Proceedings. No writ, order, decree or injunction of a court of competent jurisdiction or Governmental Authority shall have been entered against Paxson,

Roberts or any of their respective affiliates which prohibits or restricts the exchange of the KUWB Assets and the KUPX Assets contemplated hereby. No proceeding shall be pending the effect of which could be to revoke, cancel, fail to renew, respond or modify adversely any material KUWB License.

        8.4 Opinion of Counsel. Paxson shall have received the favorable opinion of Dickstein Shapiro Morris & Oshinsky, L.L.P. substantially in the form of
Schedule 8.4 attached hereto, which opinion Paxson's lenders may rely on.

        8.5 Document Delivery. Roberts shall have delivered the following documents appropriately executed to Paxson in form and substance reasonably acceptable to Paxson and its counsel:

                (a) All documents required to be delivered to Paxson pursuant to
Section 3.3;

                (b) Certified copies of the resolutions of the members of Roberts authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                (c) A certificate of good standing for Roberts from the State of Delaware and a certificate of good standing for Roberts as a foreign limited liability company from the State of Utah;

                (d) A certificate duly executed by an officer of Roberts certifying compliance by Roberts with the conditions set forth in Sections 8.1 and 8.2; and

                (e) an estoppel certificate from the landlord under the KUWB Transmitter Lease.

        8.6 No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any material adverse change in the KUWB Licenses, other than changes resulting from matters affecting the television broadcasting industry generally, or the KUWB Transmission Equipment or the KUWB Transmitter Lease, except for any changes resulting from the negligence or wilful misconduct of Paxson under the KUWB Time Brokerage Agreement.

        8.7 Consents. All Roberts Material Consents shall have been obtained and delivered to Paxson, without any materially adverse change in the terms or conditions of the related license, agreement or other instrument or obligation.

        8.8 KUWB FCC Consent. The KUWB FCC Consent shall have been granted without imposition on Paxson of any material adverse conditions that need not be complied with by Paxson under Section 6.3 and shall have become a Final Order.

        8.9 KUPX FCC Consent. The KUPX FCC Consent shall have been granted without any imposition on Paxson of any material adverse conditions that need not be complied with by Paxson under Section 6.3.

        8.10 Time Brokerage Agreements. Roberts and ACME shall have complied in all material respects with the Time Brokerage Agreements.

        8.11 HSR Act. The waiting period under the HSR Act, if any, shall have expired without unresolved action by the DOJ or FTC to prevent the Closing.

        8.12 Relocation. Paxson shall have relocated the KUPX tower site to the site described in the KUPX Transmitter Lease.

        8.13 Retention of Digital Frequency. The FCC shall have approved the retention by Paxson after the Closing of the frequency allocations issued by the FCC with respect to KUPX for the transmission of advanced television, high definition or digital broadcasts.

        8.14 KUWB Transmitter Lease. The KUWB Transmitter Lease shall have been amended to provide that it shall automatically terminate on the date on which the licensee of KUWB is required to return the analog FCC Licenses of KUWB to the FCC. Such amendment shall be on terms and conditions reasonably satisfactory to Paxson. The fee described in Section III(c) of the KUWB Transmitter Lease in the amount of $125,000 shall have been paid in full by Roberts or waived in writing by the landlord under the KUWB Transmitter Lease.

        8.15 KUPX Sublease. Paxson and Roberts shall have entered into the Sublease in form and condition reasonably satisfactory to Paxson or if the KUPX Landlord does not consent to the Sublease, the KUPX Landlord and Roberts shall have entered into the New KUPX Lease and Paxson and Roberts shall have entered into the Joint Use Agreement, each in form and condition reasonably satisfactory to Paxson. The KUPX Landlord shall have granted Paxson and Roberts an additional 250 square feet in the transmitter building, or shall permit a buildout of the transmitter building by Paxson and Roberts.

                                    ARTICLE 9
                                 INDEMNIFICATION

        9.1 Survival. The representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the Closing for a period of one (1) year after the Closing Date, except that (a) all covenants required to be performed by any party after the Closing shall survive the Closing until fully performed and (b) Roberts's obligations with respect to the Assumed KUPX Liabilities shall survive until discharged and Paxson's obligations with respect to the Assumed KUWB Liabilities shall survive until discharged. The foregoing survival periods are collectively referred to herein as the "Indemnity Period." No claim for indemnification, may be asserted after the expiration of the Indemnity Period. Notwithstanding anything herein to the contrary, any representation, warranty, covenant and agreement which is the subject of a Claim which is asserted in writing prior to the expiration of the Indemnity Period shall survive with respect to such Claim or any dispute with respect thereto until the final resolution thereof.

        9.2 Indemnification. Each of Roberts and Paxson (the "Indemnifying Party") agrees that on and after the Closing it shall indemnify and hold harmless the other party (which shall include its Affiliates, officers, directors, shareholders, employees, agents and other representatives) (the "Indemnified Party") from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including without limitation liabilities for all reasonable attorneys', accountants' and experts' fees and expenses, including those incurred to enforce the terms of this Agreement or any documents executed pursuant hereto (collectively, "Loss and Expense"), suffered, directly or indirectly, by the Indemnified Party by reason of, or arising out of:

                (a) any breach of a representation or warranty made by the Indemnifying Party pursuant to this Agreement or any agreement contemplated hereby or any failure by the Indemnifying Party to perform or fulfill any of its covenants or agreements set forth in this Agreement or in any agreement contemplated hereby;

                (b) any Legal Action or other Claim by any third party arising from the business, ownership or operations of any of the Assets by the Indemnifying Party prior to the Closing Date, except to the extent arising from obligations or liabilities that have been assumed by the Indemnified Party pursuant to this Agreement or except if caused directly by the negligence or wilful act of the Indemnified Party or ACME under any Time Brokerage Agreement;

                (c) any failure by the Indemnifying Party to pay, perform or discharge any and all liabilities of the Indemnified Party assumed by the Indemnifying Party pursuant to the terms hereof or any failure by the Indemnifying Party to pay, perform or discharge any and all liabilities of the Indemnifying Party not assumed by the Indemnified Party pursuant to the terms hereof; or

                (d) any failure by the Indemnifying Party to comply with the provisions of any bulk sales or similar law applicable to the transfer of the Assets as contemplated by this Agreement.

        9.3 Notice of Claims. If an Indemnified Party believes that it has suffered or incurred any Loss and Expense, it shall notify the Indemnifying Party promptly in writing, and in any event within the applicable time period specified in Section 9.1, describing such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. If any Legal Action is instituted by a third party with respect to which an Indemnified Party intends to claim any liability or expense as Loss and Expense under this Article, such Indemnified Party shall promptly notify the Indemnifying Party of such Legal Action, but the failure to so notify the Indemnifying Party shall not relieve such Indemnifying Party of its obligations under this Article, except to the extent such failure to notify materially prejudices such Indemnifying Party's ability to defend against such Claim.

        9.4 Defense of Third Party Claims. The Indemnifying Party shall have the right to conduct and control, through counsel of its own choosing, reasonably acceptable to the Indemnified Party, any third party Legal Action or other Claim, but the Indemnified Party may, at its election, participate in the defense thereof at its sole cost and expense; provided, however, that, if the Indemnifying Party shall fail to defend any such Legal Action or other Claim (including the assertion of any reasonable defense conveyed to the Indemnifying Party by the Indemnified Party or its counsel), then the Indemnified Party may defend, through counsel of its own choosing, reasonably satisfactory to the Indemnifying Party, such Legal Action or other Claim, and (so long as it gives the Indemnifying Party at least fifteen (15) days' notice of the terms of the proposed settlement thereof and permits the Indemnifying Party to then undertake the defense thereof) settle such Legal Action or other Claim and recover the amount of such settlement or of any judgment and the reasonable costs and expenses of such defense. The Indemnifying Party shall not compromise or settle any such Legal Action or other Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned.

        9.5 Exclusive Remedy. The indemnification provided in this Article shall be the sole and exclusive post-Closing remedy available to either party against the other party for any Claim under this Agreement.


                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

        10.1 Termination.

                (a) This Agreement may be terminated prior to Closing under one or more of the following circumstances:

                        (i) at any time by mutual written consent of Roberts and Paxson;

                        (ii) by either party, if the Closing hereunder has not taken place on or before March 31, 1999, provided that the party seeking such termination shall not then be in material breach under this Agreement;

                        (iii) by Roberts if all conditions set forth in Article 7 have not been satisfied or waived on or prior to the date scheduled for Closing under Section 3.1, and Roberts is not in material breach under this Agreement;

                        (iv) by Paxson if all conditions set forth in Article 8 have not been satisfied or waived on or prior to the date scheduled for Closing under Section 3.1 and Paxson is not in material breach under this Agreement;

                        (v) by either party if the other party is in material breach of any of its representations, warranties or covenants set forth in this Agreement and such breach has not been cured within 10 business days following notice thereof by the terminating party and the terminating party is not in material breach under this Agreement;

                        (vi) by either party if the other party has failed to repair, replace or restore damaged or lost Assets material to the operation of KUPX or KUWB, as the case may be, within the time specified in Section 3.1 hereof; or

                        (vii) by either party under Section 6.10, 6.14 or 6.15.

                (b) (i) If this Agreement is terminated as provided herein:

                                (A) Neither party hereto nor any of their
directors, officers, shareholders, employees, agents or affiliates shall have any liability or further obligation to the other party or any of its directors, officers, shareholders, employers, agents or affiliates pursuant to this Agreement except as stated in Section 10.1(b)(ii) hereof;

                                (B) All filings, applications and other
submissions relating to the transactions contemplated hereby shall, to the extent practicable, be withdrawn from the agency or other person to which made; and

                                (C) Roberts shall return any information
received by Roberts from Paxson and will cause all confidential information obtained by Roberts from Paxson concerning KUPX to be treated as such, and Paxson shall return any information received by Paxson from Roberts and will cause all confidential information obtained by Paxson from Roberts concerning KUWB to be treated as such.

                        (ii) Notwithstanding anything to the contrary contained in this Agreement, if Roberts or Paxson is in material breach of its respective representations, warranties or covenants under this Agreement, then and in that event, the following provisions shall apply:

                                (A) In the event the parties hereto shall fail
to close this transaction due to Roberts's material breach of this Agreement, then Paxson shall have the right to seek all remedies available to it as provided hereunder or at law or in equity and to enforce its rights by an action for specific performance.

                                (B) In the event the parties hereto shall fail
to close this transaction due to Paxson's material breach of this Agreement, then Roberts shall have the right to seek all remedies available to it as provided hereunder or at law or in equity and to enforce its rights by an action for specific performance.

                                (C) If any action is brought by any party to
enforce this Agreement by specific performance, the party whose enforcement is sought shall waive the defense that there is an adequate remedy at law because of the respective unique nature of the KUPX and KUWB Assets. Nothing herein contained shall be construed as prohibiting either party from pursuing any other remedies available to it pursuant to the provisions of, and subject to the limitations contained in, this Agreement for such breach or threatened breach.

        10.2 Expenses. Whether or not the transactions contemplated hereby are consummated, except as otherwise specifically provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses; provided, that Roberts and Paxson shall each pay one-half of all filing fees required in connection with the applications for the FCC Consent and any filings required under the HSR Act and of all transfer taxes required in connection with the transfer of the Assets; and, provided further, that if any lawsuit is filed to enforce a party's rights under this Agreement, the prevailing party shall be reimbursed by the other party for all reasonable expenses incurred thereby, including reasonable attorneys' fees.

        10.3 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of Roberts and Paxson.

        10.4 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.4.

        10.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by facsimile transmission (receipt confirmed telephonically), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by nationally recognized courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                (a) If to Roberts:

                    Roberts Broadcasting of Salt Lake City, L.L.C.
                    c/o Douglas Gealy, President
                    ACME Television of Utah, LLC 10829 Olive Blvd.
                    St. Louis, MO 63141
                    Telecopy:      (314) 989-0616
                    with copies (which shall not constitute notice) to:

                    Dickstein Shapiro Morris & Oshinsky, L.L.P.
                    2101 L Street, N.W.
                    Washington, D.C.   20037-1526
                    Attention: Lewis J. Paper, Esquire
                    Telecopy: (202) 887-0689

                (b) If to Paxson:

                    Paxson Communications of Salt Lake City-30, Inc. Paxson Salt Lake City License, Inc.
                    601 Clearwater Park Road
                    West Palm Beach, FL  33401
                    Attention:  Mr. Lowell W. Paxson
                    Telecopy:  (561) 655-9424

                    with copies (which shall not constitute notice) to:

                    Dow, Lohnes & Albertson, PLLC
                    1200 New Hampshire Avenue, N.W.
                    Suite 800
                    Washington, DC  20036
                    Attention:  John R. Feore, Jr., Esq.
                    Telecopy:  (202) 776-2222

        10.6 Assignment. Neither party may assign or transfer its rights, interests or obligations under this Agreement without the prior written consent of the other party, except either party may assign all or part of its rights, interests and obligations under this Agreement to any Affiliate of such party; provided, however, that (i) such assigning party shall remain liable to the other party for the satisfactory performance of such assignee's obligations under this Agreement and (ii) such assignment or delegation does not delay receipt of any FCC Consent. Each party hereto may also assign its rights under this Agreement to its senior lenders for collateral security purposes. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        10.7 Governing Law. This agreement shall be governed by the laws of the State of Delaware (but not the laws pertaining to choice of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

        10.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        10.9 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

        10.10 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto and the documents delivered pursuant to or referenced in this Agreement embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. The Exhibits and Schedules hereto are an integral part of this Agreement and are incorporated by reference herein. There are no representations, warranties, covenants or agreements made with respect to the KUWB Assets and the KUPX Assets, except as expressly set forth in this Agreement and the Exhibits and Schedules hereto.
10.11 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

        10.12 Further Assurance. Subject to the terms and conditions of this Agreement, each party to this Agreement will use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the exchange of assets contemplated by this Agreement. From time to time after the Closing Date, without further consideration, Roberts will, at its own expense, execute and deliver, or cause to be executed and delivered, such documents to Paxson as Paxson may reasonably request in order to more effectively vest in Paxson good title to the KUWB Assets and more effectively consummate the exchange of the KUWB Assets and the assumption of liabilities and obligations by Roberts pursuant to this Agreement. From time to time after the Closing Date, without further consideration, Paxson will, at its own expense, execute and deliver, or cause to be executed and delivered, such documents to Roberts as Roberts may reasonably request in order to more effectively vest in Roberts good title to the KUPX Assets and more effectively consummate the exchange of the KUPX Assets and the assumption of liabilities and obligations by Paxson pursuant to this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, Roberts and Paxson have caused this Asset Exchange Agreement to be signed by their respective duly authorized representatives as of the date first above written.

                                            PAXSON COMMUNICATIONS OF SALT LAKE
                                            CITY-30, INC.



                                            By: /s/ Lowell W. Paxson
                                               ---------------------------------
                                               Name : Lowell W. Paxson
                                               Title:


                                            PAXSON SALT LAKE CITY LICENSE, INC.



                                            By: /s/ Lowell W. Paxson
                                               ---------------------------------
                                               Name: Lowell W. Paxson
                                               Title:


                                            ROBERTS BROADCASTING OF SALT LAKE
                                            CITY, L.L.C.



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                    EXHIBIT 10.4


The Following Schedules and Exhibits have been intentionally omitted by the Registrants.

                                LIST OF EXHIBITS

         Exhibit A                  KUPX Time Brokerage Agreement
         Exhibit B                  KUWB Time Brokerage Agreement


                                LIST OF SCHEDULES

         Schedule 4.3               KUWB Consents
         Schedule 4.4               KUWB  Litigation
         Schedule 4.5               KUWB Taxes
         Schedule 4.6               KUWB Transmission Equipment
         Schedule 4.8               KUWB Licenses
         Schedule 4.10              KUWB Insurance
         Schedule 5.3               KUPX Consents
         Schedule 5.4               KUPX  Litigation
         Schedule 5.5               KUPX Taxes
         Schedule 5.6               KUPX Transmission Equipment
         Schedule 5.8               KUPX Licenses
         Schedule 5.10              KUPX Insurance
         Schedule 6.1(a)            KUWB Liens
         Schedule 6.1(b)            KUPX Liens
         Schedule 7.4               Opinion of Paxson's Counsel
         Schedule 8.4               Opinion of Robert's Counsel


A copy of any omitted Schedule or Exhibit will be provided to the Securities and Exchange Commission upon request.